Exhibit 99.2

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Karen Master

Citrix

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Citrix

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Citrix Elects Robert E. Knowling, Jr. to Its Board of Directors

FORT LAUDERDALE, Fla. – October 22, 2020 – Citrix Systems, Inc. (NASDAQ:CTXS) announced today the election of Robert E. Knowling, Jr. to its board of directors effective immediately.

Mr. Knowling, 65, has more than 30 years of experience in the telecommunications and technology sectors, leading companies through periods of high growth. He is currently chairman of Eagles Landing Partners, a firm specializing in helping senior management teams formulate strategy, lead organizational transformations, and re-engineer businesses.

In his career, Mr. Knowling has served as chief executive officer (CEO) of several companies including Telwares, SimDesk Technologies and Covad Communications.

He has also served as CEO of the New York City Leadership Academy, an independent nonprofit corporation created by New York City Department of Education Chancellor Joel I. Klein and Mayor Michael R. Bloomberg to develop the next generation of principals in the New York City public school system.

Further, Mr. Knowling currently serves on the board of directors of K12, Inc., Rite-Aid, Inc., Roper Technologies, Inc., and Stream Companies. Mr. Knowling previously served as a director of Convergys Corporation until 2018; Ariba, Inc. until 2012; Heidrick & Struggles International, Inc. until 2015; Hewlett-Packard Company until 2005; and The Immune Response Corporation until 2005.

“Bob brings great technology experience combined with a proven record of delivering strategic input and guidance to the board,” said David Henshall, president, CEO and director for Citrix. “He will certainly be a great asset to Citrix as we continue to transform the company.”

Mr. Knowling received a BA in Theology from Wabash College and an MBA from Northwestern University’s Kellogg School of Management.

Mr. Knowling will serve on the compensation committee of the board, and qualifies as an independent director.

About Citrix

Citrix (NASDAQ: CTXS) builds the secure, unified digital workspace technology that helps organizations unlock human potential and deliver a consistent workspace experience wherever work needs to get done. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with the impact of the global economy and uncertainty in the IT spending environment, revenue growth and recognition of revenue, products and services, their development and distribution, product demand and pipeline, economic and competitive factors, the Company’s key strategic relationships, acquisition and related integration risks as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein. The development, release and timing of any features or functionality described for our products remains at our sole discretion and is subject to change without notice or consultation. The information provided is for informational purposes only and is not a commitment, promise or legal obligation to deliver any material, code or functionality and should not be relied upon in making purchasing decisions or incorporated into any contract.

© 2020 Citrix Systems, Inc. Citrix, the Citrix logo, and other marks appearing herein are the property of Citrix Systems, Inc. and may be registered with the U.S. Patent and Trademark Office and in other countries. All other marks are the property of their respective owners.

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